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                                                                   Exhibit 23.5


Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. included in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Cayenta, Inc. dated December 29, 1999.


                                        /s/ Ernst & Young LLP


Salt Lake City, Utah
December 27, 1999